SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the Securities
                         Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Grenada Sunburst System Corporation
                    (Name of Registrant as Specified in its Charter)

                                          N/A
                       (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    4) Proposed maximum aggregate value of transaction:

   Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:


XXX BEGIN PAGE 2 HERE XXX


                             GRENADA SUNBURST SYSTEM CORPORATION

                                        P. O. BOX 947
                              GRENADA, MISSISSIPPI  38902-0947

                            NOTICE OF ANNUAL STOCKHOLDERS MEETING

TO THE STOCKHOLDERS OF
GRENADA SUNBURST SYSTEM CORPORATION:

      Notice is hereby given that, pursuant to the call of its directors, the regular Annual Meeting of Stockholders of GRENADA SUNBURST SYSTEM CORPORATION will be held at the Corporate Administration Building, 2000 Gateway, Grenada, Mississippi, on Monday, April 18, 1994, at 1:00 p.m., local time, for the purpose of considering and voting upon the following matters:

      1. Election of three (3) persons, listed in the Proxy Statement dated March 18, 1994, as nominees, as members of the Board of Directors of Grenada Sunburst System Corporation.

      2. Such other matters as may properly be brought before the meeting or any adjournment(s) thereof.

      Only those stockholders of record at the close of business on March 4, 1994, shall be entitled to notice of and to vote at this meeting. You are urged to sign and return the enclosed Proxy (in the self-addressed enclosed envelope) as soon as possible, whether or not you plan to attend the meeting in person.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           /s/ James T. Boone
                                           -----------------------
                                           James T. Boone
                                           Chief Executive Officer

Dated and Mailed at
Minneapolis, Minnesota
March 18, 1994


Enclosures:  1.  Proxy
             2.  Business Reply Envelope
             3.  Annual Report


XXX BEGIN PAGE 3 HERE XXX

                                    PROXY STATEMENT
                             ANNUAL MEETING OF STOCKHOLDERS
                                           OF
                          GRENADA SUNBURST SYSTEM CORPORATION
                                TO BE HELD APRIL 18, 1994

      This Proxy Statement is furnished to stockholders of Grenada Sunburst System Corporation (the "Company") in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of stockholders to be held at the Corporate Administration Building, 2000 Gateway, Grenada, Mississippi, on Monday, April 18, 1994, at 1:00 p.m. local time, or any adjournment(s) thereof, for the purpose of considering and voting upon the matters set out in the foregoing Notice of Annual Stockholders' Meeting.

VOTING
      Only those stockholders of record on the books of the Company at the close of business on March 4, 1994, shall be entitled to notice of and to vote at the meeting. On that date, the Company had outstanding 9,492,975 shares of Common Stock. Each share is entitled to one vote. The only class of securities of the Company is Common Stock.
      Shares of Common Stock represented by properly executed proxies, unless previously revoked, will be voted at the meeting in accordance with the instructions thereon. If no direction is indicated, such shares will be voted FOR the Proposals. Shares as to which authority to vote has been withheld will be counted as present for purposes of establishing a quorum but will not be voted in favor of the nominees. Shares not voted by an institution holding shares in "street name," because no instructions were received from the beneficial owner and such institution lacks discretionary voting power, will have no effect on the vote. Any stockholder who executes and delivers such Proxy has the right to revoke it at any time before the vote on April 18, 1994, by filing with the Secretary of the Company either an instrument revoking it or a duly executed Proxy bearing a later date. Any stockholder who desires to do so may also attend the meeting and vote in person, in which case the Proxy will not be used.
      The Directors, nominees, and executive officers of the Company and its subsidiary banks as a group number nineteen (19) persons and beneficially own 769,508, or 8.11%, of the Company's total shares outstanding as of December 31, 1993. To the best knowledge of the Company, no person owns of record or beneficially more than 5% of the outstanding voting securities of Grenada Sunburst System Corporation.

SOLICITATION OF PROXIES
      The  cost of soliciting proxies from stockholders will be borne by  the
Company.   The  initial solicitation will be by mail.  In  following  up  the original solicitation of the proxies by mail, the Company will request brokers and others to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. If necessary, the Company may also use several of its regular employees to solicit proxies from the stockholders, either personally or by telephone or by special letter, but without additional compensation therefore.

ANNUAL REPORT AND FORM 10-K
      The 1993 Annual Report, including Form 10-K, of the Company, includes audited financial statements of the Company, and is enclosed for the information of the stockholders.


                               PROPOSED STOCKHOLDER ACTIONS

ITEM 1.  ELECTION OF DIRECTORS
      The certificate of incorporation of the Company provides that the Board shall consist of a maximum of thirty-five (35) persons. The present Board consists of eight (8) persons. Although each nominee has consented to being named in the Proxy Statement and to serve if elected, if any nominee should, prior to the Annual Meeting, decline or become unable to serve as a Director, the proxies will be voted by proxy holders for such other persons as may be designated by the present Board of Directors. The three nominees are Directors of the Company and, if elected, each will hold office for a three-year term to expire at the 1997 Annual Meeting of stockholders, or until his successor shall be elected and qualified.
      Listed below are the names and certain information concerning all Directors of the Company and all persons nominated to become Directors. The number of shares of stock beneficially owned are those owned as of December 31, 1993. The shares of stock beneficially owned include those held in the spouse's name or in their children's name, except where noted. It is the intention of the person named in the Proxy to vote FOR the election of the designated nominees.
</PAGE 2>

XXX BEGIN PAGE 4 HERE XXX

XXX BEGIN TABLE HERE XXX

                          Principal Occupation                                        Amount         Percent
                           or Employment for          Age                             & Nature      of Common
                          the Past Five Years;       Dec.31,  Director  Remaining  of Beneficial      Stock
   Name                      Directorships            1993     Since      Term       Ownership     Outstanding(1)
   -----                  ----------------------    -------   --------  ---------  -------------  ---------------
James T. Boone            President and Chief          43       1990      2 Years   34,375 direct             .36
490 Robin Road            Executive Officer,                                        15,507 indirect           .16
Grenada, MS  38901        Grenada Sunburst
                          System Corporation;
                          Previously President
                          and Chief Executive Officer,
                          Sunburst Bank, LA;
                          Previously Executive
                          Vice-President,
                          Grenada Sunburst
                          System Corporation

E. Hayes Branscome        Owner, Hayes Branscome       54       1982      2 Years   50,548 direct             .53
954 Dogwood Drive         Cattle Company; Real                                      10,050 indirect           .11
Grenada, MS  38901        Estate Broker and
                          Land Developer

J. Russell Flowers        Chairman and Chief           56       1984      Nominee  158,193 direct            1.67
Post Office Box 1439      Executive Officer,
Greenville, MS  38702     Central States
                          Diversified, Inc.
                          (manufacturing company
                          in packaging industry)

John T. Keeton, Jr.       Retired State Senator,       70       1959      Nominee  101,340 direct            1.07
2444 Fairway Street       State of MS;Retired Partner,                              26,260 indirect           .28
Grenada, MS  38901        Law firm of Keeton & Embry;
                          Tree Farmer


Robert E. Kennington,II   Chairman of the Board;       61       1970      Nominee   39,410 direct             .42
906 Avenue of Pines       Previously Chief Executive                                 8,677 indirect           .09
Grenada, MS  38901        Officer,Grenada Sunburst
                          System Corporation;
                          Director Mississippi Power
                          and Light Company

J.M. Robertson, Jr.       Retired;Previously           76       1961      1 Year    13,134 direct             .14
820 Avenue of Pines       Senior Vice-President;                                    13,133 indirect           .14
Grenada, MS  38901        Sunburst Bank,Grenada


J.H. Tabb                 Retired;Previously           85       1974      1 Year   130,583 direct            1.38
792 N.Pontotoc St.        President, and Chairman                                   17,298 indirect(2)        .18
Houston, MS  38851        of the Board, Houston
                          State Bank; Owner,
                          J.H. Tabb & Company
                          (land holdings)

Milton J. Womack          General Contractor           67       1991      2 Years   47,604 direct             .50
6500 Burden Drive         (Commercial)
Baton Rouge, LA  70808

(1)  Based on 9,492,975 shares outstanding at December 31, 1993.

(2) These 17,298 shares are owned by Mr. Tabb's wife as to which he disclaims beneficial ownership.

There are no family relationships between any Director and any executive officer.

The Company's Board of Directors, which met eight (8) times in regular session and three (3) times in special session during 1993, has among its functions approving compensation plans and nominating Directors. Of those Directors serving during 1993, no one attended fewer than 75% of all Board meetings.

XXX BEGIN PAGE 5 HERE XXX

                     COMMITTEES OF THE BOARD OF DIRECTORS

     The Bylaws of the Company provide for an Executive Committee composed of not less than three (3) members and not more than seven (7), all of whom shall be members of the Board. J. Russell Flowers is Chairman of the Committee. Other Committee members are John T. Keeton, Jr., Robert E.
Kennington, II, James T. Boone, E. Hayes Branscome, J. H. Tabb and J. M. Robertson, Jr. Under the direction and control of the Board, the Executive Committee has charge and exercises complete control of all matters which may require attention at any time between the regular meetings of the Board and also performs such other duties as the Board may designate. During the intervals between the meetings of the Board, the Executive Committee possesses and exercises all the powers of the Board in the management and direction of the affairs of the Company. The Executive Committee met twelve
(12) times during 1993.
      The Company does not have a standing Nominating Committee; however, the Bylaws provide nomination procedures as follows. Notice of nominees to be proposed for election to the Board of Directors of the Company, other than nominations made by the existing Board of Directors, must be given in writing to the Secretary of the Company received no later than 90 days prior to the month and day that the proxy materials regarding the last election of Directors to the Board of the Company were mailed to the stockholders. Notice must include the full name of the nominee, his or her age and date of birth, educational background, and a list of business experience and positions held for at least the preceding five (5) years. The notice must include home and office addresses and telephone numbers and include a signed representation by the nominee to provide timely all information requested by the Company as part of its disclosures in regard to the solicitation of proxies for the election of Directors. The name of each such candidate for Director must be placed in nomination at the Annual Meeting by a stockholder present in person and the nominee must be present in person at the meeting.
      The Company has a standing Audit/Loan Review Committee of its Board of Directors which met four (4) times in regular session and one (1) time in special session during 1993. The members of the committee are J. M. Robertson, Jr., E. Hayes Branscome, Robert E. Kennington, II, and John T. Keeton, Jr. The functions performed by this Committee include reviewing audit plans, examining results of both independent and internal auditors and management action relative to examination reports. Also included is the review of credit policy and performance of the loan portfolio.
      The Company has a Compensation Committee, composed of three (3) members of the Company's Board of Directors, Mr. J. H. Tabb, Mr. Milton J. Womack, Mr. J. Russell Flowers and one member from the lead subsidiary Bank's Board of Directors, Mr. Ray K. Smith. The Committee met four (4) times during 1993. The general function of the committee is the administration of the Company's compensation program, including salary administration and benefit programs, determining the compensation of the Chief Executive Officer, and making recommendations to the Board of Directors as to compensation policies and practices.



COMPENSATION OF DIRECTORS
      Each non-employee director of the Company was paid $1,500 for each regularly scheduled Board of Directors meeting attended. Each non-employee Executive Committee member was paid $1,800 for each meeting attended. Each non-employee director was paid $300 for each Compensation Committee meeting attended.

EXECUTIVE OFFICERS
     Beneficial ownership of the Company's Common Stock by executive officers who are not members of the Board of Directors of Grenada Sunburst System Corporation, as of December 31, 1993, is as follows:

XXX BEGIN TABLE HERE XXX

                                                    Percent of
                            Amount & Nature of      Common Stock
         Name               Beneficial Ownership    Outstanding
        -----              ---------------------    -------------
     Don W. Ayres                  650 Direct             .007
                                   122 Indirect           .001

     E. Jackson Garner           1,234 Direct             .01
                                 9,353 Indirect           .10

     J. Daniel Garrick, III      4,711 Direct             .05
                                 3,122 Indirect           .03

     A. Jackson Huff, Jr.       31,485 Direct             .33
                                 4,266 Indirect           .04

      The shares of stock beneficially owned include those held in the spouse's name or in their children's name, except where noted.

XXX BEGIN PAGE 6 HERE XXX


                           COMPENSATION COMMITTEE REPORT

GENERAL
     The current members began serving on the Compensation Committee in 1991. In October 1992, the Securities and Exchange Commission adopted rules (which became effective October 21, 1992) requiring most public companies to provide detailed information regarding compensation and benefits provided to their Chief Executive Officer, and to the four most highly-compensated executive officers, other than the chief executive officer, whose annual base salary and bonus compensation was in excess of $100,000. The Company's executive officers who are covered under these rules in 1993 are James T. Boone, President and Chief Executive Officer; A. Jackson Huff, Jr., President and Chief Executive Officer, Sunburst Bank, Louisiana; J. Daniel Garrick, III, Senior Executive Vice President, Sunburst Bank, Mississippi; E. Jackson Garner, Regional Executive, Central Region, Sunburst Bank, Mississippi; and Don W. Ayres, Senior Executive Vice President, Sunburst Bank, Mississippi.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS
      No member of the compensation committee during 1993 was an officer or employee of GSSC or any of its subsidiaries. Mr. Ray K. Smith, Chairman of the Executive Committee for Sunburst Bank, Mississippi, was previously President of Grenada Sunburst System Corporation.


COMPENSATION PHILOSOPHY
      The Company's executive compensation program is designed to be closely linked to corporate performance and return to stockholders. The Committee attempts to provide competitive levels of compensation, integrate management's pay with the achievement of the Company's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievement, and assist the Company in attracting and retaining qualified management. The comparable groups that the Company uses are peer banks in the State of Mississippi, peer banks in the southeastern part of the United States, and peer banks nationwide. The Company believes that the national peers mirror the NASDAQ peers used in the stock performance graph. Total compensation levels within the Company are set at the median levels found by using the above listed groups, generally weighted equally, adjusted for asset size and geographic location. Management compensation is intended to be set at levels that the Compensation Committee believes are consistent with others in the banking industry, with senior management's compensation packages weighted more heavily toward programs contingent upon the Company's level of performance. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a portion of executive compensation to the Company's success in meeting specified performance goals.
      Each year the Compensation Committee reviews the Company's executive compensation program. The Compensation Committee's reviews include analysis of the Company's executive compensation, corporate performance and return to stockholders. These annual compensation reviews permit an ongoing evaluation of the link between the Company's performance and its executive compensation in the context of compensation programs of other companies. Each year, the Compensation Committee also reviews the compensation package of the chief executive officer. This includes a review of base salary, incentive compensation and other perquisites as compared to peer banks and bank holding companies. These reviews may periodically include reports from independent consultants assessing the effectiveness of the Company's compensation program.
      The Compensation Committee determines the compensation of the chief executive officer and reviews other executives, including but not limited to the individuals whose compensation is detailed in this Proxy Statement. This is designed to ensure consistency throughout the executive compensation program.
     The key elements of the Company's executive compensation consist of base salary, short term incentive compensation, long term incentive compensation, employee benefits and perquisites. The Compensation Committee's policies with respect to each of these elements, including the basis for the compensation awarded Mr. Boone, the Company's Chief Executive Officer, are discussed below, including the performance measures considered and their correlation to the awards under the Plan. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including pension benefits, insurance and other benefits.
     The Committee's policy is to maximize the tax deductibility of executive compensation without compromising the essential framework of the existing total compensation program.

BASE SALARIES
      Base salaries for new executive management employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies within the financial industry.
      Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the executive, and any increased responsibilities assumed by the executive. Salary adjustments are determined and normally made on a 12 month cycle.
      The change in compensation for the Chief Executive Officer for 1993 was based on the Company's performance in 1992, the assumption of duties of Chief Executive Officer in 1992 and to bring Mr. Boone's salary in line with peer banks, as defined in the "Compensation Philosophy" section.

XXX BEGIN PAGE 7 HERE XXX

SHORT TERM INCENTIVE PLAN
      The Company has a short term management incentive plan in which members of management participate. These participants are recommended by management and approved by the Compensation Committee. The plan, which is administered by the Compensation Committee, annually awards in cash from 0% to 30% of an executive's base salary. These amounts are determined based upon a combination of the level of achievement by the Company of its strategic and operating goals and the level of achievement of individual objectives by participants. Senior management's awards are more highly dependent on achievement of Company goals than are those of other levels of management.
      Criteria for the 1993 plan for the chief executive officer included earnings growth and return on assets, operating efficiency ratio as well as asset quality goals such as non-performing assets/net loans and net charge-offs/average loans. Criteria for other management participants were similar, but were reflective of the subsidiary companies or business units that they manage. These were in addition to those goals based on overall achievement of Company objectives.
     For Mr. Boone's short term incentive plan, 60% of the incentive is based on earnings growth of the Company, 15% is based on return on assets, 5% is based on the ratio of net charge-offs to average loans, 15% is based on the Company's efficiency ratio and 5% is based on the ratio of non-performing assets to average loans. For Mr. Huff's short term incentive plan, 45% of the incentive is based on Sunburst Bank, Louisiana's earnings growth, 15% is based on Sunburst Bank, Louisiana's return on assets, 5% is based on Sunburst Bank, Louisiana's non-performing assets to net loans, 5% is based on Sunburst Bank, Louisiana's net charge-offs to average loans, 5% is based on Sunburst Bank, Louisiana's graded credits to net loans, 15% is based on a service quality rating and subsidiary referrals, and 10% is based on Sunburst Bank, Louisiana's operating efficiency ratio. For Mr. Ayres and Mr. Garrick, the short term incentive plan is as follows: 45% is based on earnings growth for the Company, 15% is based on return on assets, 5% is based on non-performing assets to net loans, 5% is based on net charge-offs to average loans, 5% is based on graded loans to net loans, 10% is based on a service quality rating and some discretionary goals, and 15% is based on the Company's operating efficiency ratio. For Mr. Garner's short term incentive plan, 40% is based on Sunburst Bank, Mississippi's central region earnings growth, 15% is based on return on assets for the central region for Sunburst Bank, Mississippi, 5% is based on non-performing assets to net loans for the central region, 5% is based on net charge-offs to average loans for the central region, 5% is based on graded credits to average loans for the central region, 10% is based on a service quality rating and subsidiary referrals, and 20% is based on the operating efficiency ratio for the central region.
      Each participant has three (3) benchmark levels of performance measured with corresponding payout percentages. For Mr. Boone, Mr. Ayres, Mr. Garrick and Mr. Huff, the payout percentages are as follows: 10% payout if threshold goals are met, 15% payout if target goals are met, and 30% payout if maximum goals are met. For Mr. Garner, the payout percentages are: 10% payout if threshold goals are met, 15% payout if target goals are met and 25% payout if maximum goals are met. Participants may also receive prorata payouts for performance achieved between these benchmark levels. The following details what level of performance measures were met by the executives for the short term incentive plan. For Mr. Boone, the following goals were met: target goals for earnings growth, return on assets and non-performing assets to average loans, maximum goals on net charge-offs to average loans, and threshold goals on operating efficiency ratio. For Mr. Huff, the following goals were met: target goals for earnings growth and non-performing assets to net loans, maximum goals for return on assets, net charge-offs to average loans, graded credits to net loans and operating efficiency ratio, and threshold goals for service quality and subsidiary referrals. For Mr. Ayres and Mr. Garrick, the following goals were met: target goals for earnings growth, return on assets, and non-performing assets to net loans, maximum goals for net charge-offs to average loans, threshold goals for graded credits to net loans and operating efficiency ratio. Mr. Ayres met the target goal for service quality, and Mr. Garrick met the threshold goal for service quality. For Mr. Garner the following goals were met: threshold for earning growth, service quality and subsidiary referrals, and operating efficiency ratio, target for return on assets, and maximum for net charge-offs to average loans and non-performing assets to net loans. Mr. Garner did not meet the threshold level for graded credits to average loans.

LONG TERM INCENTIVE PLAN
      The Company also has a long term management incentive plan in which participants are recommended by management and approved by the Compensation Committee. This plan, which is also administered by the Compensation Committee, establishes a three year incentive plan for improvement in Company performance, as measured by return on equity, earnings growth and earnings per share growth. Awards earned under the plan are paid out and/or vested over a three year period following the determination year and may be paid in stock options, restricted stock and/or cash. The awards of restricted stock and stock options are subject to vesting requirements. Awards immediately vest upon a change of control. The purposes of this plan are to (1) recognize and reward key employees of the Company who contribute substantially to the achievement of long term strategic objectives of the Company, and (2) aid in attracting and retaining key management talent. The purposes of the stock portion of this plan are as follows: (1) to facilitate and encourage stock ownership by key employees of the Company; (2) to provide an incentive for such employees to expand and improve the growth and prosperity of the Company; and (3) to assist the Company in attracting and retaining such employees. There was no long term incentive plan which ended in 1993. The long term plan is for a three year performance period. There was no long term incentive plan that began in 1991 due to the fact that the Compensation Committee wanted to evaluate the performance of the Company versus the first long term plan prior to establishing a subsequent long term plan.
      For  all  participants  in  the  1990 long  term  plan  listed  in  the compensation table, 30% of the incentive is based on earnings growth of the Company, 40% is based on return on equity and 30% is based on earnings per share growth. Each participant has four benchmark levels of performance with corresponding payout percentages of base salary. For Mr. Boone, Mr. Ayres, Mr. Garrick and Mr. Huff, the payout percentages are as follows: 0% if threshold goals are met; 50% payout if target goals are met; 100% payout if above goals are met, and 150% payout if maximum goals were met. For Mr. Garner, the payout percentages are 0% for threshold goals, 33.3% for target goals, 66.7% for above goals, and 100% for achievement of maximum goals. The following details what level of performance measures were met by executives for the long term incentive plan for 1990. For all participants, the following goals were met: target goals for earnings growth and earnings per share growth, and threshold goals for return on equity.

XXX BEGIN PAGE 8 HERE XXX

EQUITY SHARE BONUS PLAN
      The Company maintains an Equity Share Bonus Plan for senior management. With the exception of Mr. Boone, who has been designated a participant by the Compensation Committee and approved by the Board of Directors, eligible senior managers must be nominated by the chief executive officer and approved by the Compensation Committee and the Board of Directors. Mr. Boone was included in the Equity Share Bonus Plan as part of his compensation package when he assumed the responsibilities of Chief Executive Officer. At the present time, the Compensation Committee has not seen fit to include any other senior management in this plan. This does not preclude their being included at some later date. The compensation package for executive officers is structured to be in line with peer banks and current officers other than the CEO are not included in this type of plan. On May 20, 1991, the Company entered into an Equity Share Bonus Plan Participation Agreement with James T. Boone, who currently is the only participant in the Plan. The agreement provides that the Company will issue 30,000 shares of Company common stock, registered to Mr. Boone, to an escrow account. Once the shares are placed in the account, Mr. Boone has voting and dividend rights to all such shares. Released shares vest at the rate of 1/3 of such shares on each anniversary of the date of release. Shares immediately vest upon a change of control.
     The shares will be released from the escrow account in installments over a 10-year period provided that the Company meets certain performance criteria. The performance criteria are set annually by the Compensation Committee, subject to approval by the Board of Directors. For the year ended December 31, 1993, the criteria for threshold achievement were a return on assets of .96% and earnings growth of 24.06%. These goals were met for the year, and consequently 3,000 shares were released to Mr. Boone from the escrow account for such period. Additional shares may be released upon achievement beyond that for threshold performance up to a total of 3,000 shares for superior performance. The criteria for superior achievement for 1993 were return on assets of 1.10% and earnings growth of 51.65%. Partial attainment of the criteria were achieved and an additional 2,303 shares have been released. If Mr. Boone remains employed by the Company at the, end of the 10-year period, all shares will be released to Mr. Boone regardless of the level of achievement of performance criteria. For Mr. Boone's equity share bonus plan, 50% of the incentive is based on return on assets and 50% of the incentive is based on the Company's earnings growth.
      In the event of termination of Mr. Boone's employment, a certain proportion of the shares will be forfeited, depending on the reason for termination. In the event of retirement, all unreleased shares based on future service will be forfeited. In the event of termination for cause, or voluntary termination to seek other employment, all unreleased shares, and all released shares which have not vested will be forfeited. All shares will be released and vested immediately in the event of a change in control of the Company, as defined in the plan.
      Each participant in the plan is subject to a non-competition agreement for 2 years after termination of employment and within a 50-mile radius of his current location of employment. The agreement under the plan may be terminated as to any participant for cause, on death or incapacity, or for failure to achieve goals under the plan or any other Company performance measure.

EMPLOYEE BENEFITS
      The Company maintains a wide array of employee benefits for all employees, including executive officers. Current plans which are provided to employees include group health, life, long term disability, pensions, 401(k) savings and section 125 cafeteria plan. Based on studies conducted by compensation consultants, these benefits are considered to be competitive when compared to peer bank and holding companies.

OTHER PERQUISITES
       Other executive perquisites include split-dollar life insurance, personal use of Company-owned automobiles, membership in Civic and Social Clubs and relocation expenses where applicable. The degree of involvement by the Compensation Committee with each of these varies according to the nature of the benefit.

      Although James T. Boone, President and Chief Executive Officer, is listed below, he is listed solely in his capacity as salary administrator of the other executive officers listed in this Proxy Statement. He is not a member of the Compensation Committee nor does he participate in discussions of the Compensation Committee unless called upon by the Compensation Committee to do so. As salary administrator for the executive officers, Mr. Boone determines the base salary compensation for the other executives who report directly to him. This includes the individuals whose compensation is detailed in this Proxy Statement. Mr. Boone also makes recommendations to the Compensation Committee for inclusion in various incentive plans by these executive officers.


                              THE COMPENSATION COMMITTEE
                              OF THE BOARD OF DIRECTORS

                              J. Russell Flowers
                              J. H. Tabb
                              Milton J. Womack
                              Ray K. Smith
                              James T. Boone

XXX BEGIN PAGE 9 HERE XXX


                      COMPARATIVE PERFORMANCE FOR THE COMPANY

     The Securities and Exchange Commission requires the Company to present a chart comparing the cumulative total stockholder return (including reinvestment of dividends) on its common stock with the cumulative total stockholder return of (1)a broad equity market index, and (2)a published industry index or peer group. The first chart compares GSSC's common stock with (1)the Standard and Poor's 500 Index ("S&P 500") and (2)Standard and Poor's Major Regional Bank Index. The second chart compares GSSC's common stock with (1)National Association of Security Dealers Automated Quotations System (NASDAQ) and with (2)the NASDAQ Bank Index. Both charts assume an investment of $100 on December 31, 1988. The Company used the S&P 500 Index in last year's Proxy Statement and will use the NASDAQ Index in the future. The NASDAQ Index is comprised of companies with an average size more similar to GSSC and should be more appropriate for stock performance evaluations. For this reason, both charts are shown below.

                              TOTAL RETURN COMPARISON

This space features two graphs. The first graph will compare the total rate of return on GSSC common stock to 1) the S&P 500 Index and 2) the S&P Regional Bank Index. The second graph compares the total rate of return on GSSC common stock to 1) the NASDAQ Index and 2) the NASDAQ Bank Index. Both graphs plot points to represent the total return amounts for the fiscal years ending 1988 through 1993 as shown in the tables below.

XXX BEGIN TABLE HERE XXX
Value of $100 Invested
December 31, 1988

                                         Measurement Period

                           1988   1989     1990    1991     1992    1993
                          -----  ------   ------  ------   ------  ------
GSSC                      $ 100   86.76    60.90  137.29   210.64  235.83
S&P 500                     100  131.55   127.26  165.53   177.78  194.98
S&P Major Regional Banks    100  120.75    85.85  153.04   194.34  205.10

XXX BEGIN TABLE HERE XXX
Value of $100 Invested
December 31, 1988

                                       Measurement Period

                          1988    1989    1990    1991   1992    1993
                         ------  ------  ------  ------ ------  ------
GSSC                    $ 100     86.76   60.90  137.29 210.64  235.83
NASDAQ                    100    121.24  102.96  165.21 192.10  219.21
NASDAQ Banks              100    111.15   81.40  133.57 194.19  221.32


XXX BEGIN PAGE 10 HERE XXX


                               MANAGEMENT REMUNERATION

      The following table sets forth for the three years ended December 31, 1993, certain information as to the total remuneration received by the chief executive officer and the four most highly paid executive officers who earn more than $100,000 per year in salary and bonus.

XXX BEGIN TABLE HERE XXX

                                                  SUMMARY COMPENSATION TABLE
                                                  -----------------------------
                                                                    Long Term Compensation
                                                            -----------------------------------

                         Annual Compensation                 Awards             Payouts
- -----------------------------------------------------------------------------------------------

          (a)            (b)    (c)     (d)      (e)     (f)            (g)       (h)      (i)

                                                                    Securities
                                               Other   Restricted   Underlying             All
Name and Principal      Year  Salary   Bonus   Annual  Stock        Options/    LTIP     Other
Position                      ($)      ($)     Comp.   Award(s)     SARs (#)(3) Payouts  Comp.
                                               ($)     ($)(1)                   ($)(4)   ($)(9)
 --------------------   ----  -------  ------  ------  ----------   ----------- -------  ------
James T. Boone          1993  245,000  45,799   2,132  129,261(2)       N/A       N/A    24,603
President and           1992  215,000  62,565   1,599  160,295(2)      2,327    26,030   23,190
Chief Executive         1991  175,000  38,340   1,323   48,750(2)       N/A       N/A    18,466
Officer

A. Jackson Huff, Jr.    1993  145,000  36,657   1,486     N/A           N/A       N/A     6,068
President and CEO,      1992  136,000  38,616   1,710   16,446(6)      1,472    16,466    5,336
Sunburst Bank,          1991  130,000  38,093   1,321     N/A           N/A       N/A     3,981
Louisiana

Don W.Ayres             1993  125,000  22,660   1,077     N/A           N/A       N/A     4,434
Senior Executive        1992  115,000  29,390  13,028     N/A           N/A       N/A       653
Vice President,         1991   26,170   N/A      N/A      N/A           N/A       N/A      N/A
Sunburst Bank,
Mississippi (5)

J. Daniel Garrick,III   1993  125,000  22,039    814      N/A           N/A       N/A     4,647
Senior Executive        1992  107,625  30,996    538    13,022(7)      1,165    13,030    4,016
Vice President,         1991   90,850  10,486    N/A      N/A           N/A       N/A     3,203
Sunburst Bank, MS

E. Jackson Garner       1993  130,000  15,974    922      N/A           N/A       N/A     4,947
Regional Executive,     1992  121,264  21,478  1,296     9,800(8)        877     9,808    4,469
Central Region,         1991  114,660  10,000  1,006      N/A           N/A       N/A     4,231
Sunburst Bank, MS


(1) These numbers include total restricted stock awarded under Key Employees Stock Plan for performance period 1/1/90 through 12/31/92, vested over three years, beginning in 1993. The stock values shown are based on the stock price on the date of award.

(2) 1993 represents $129,261, which is 5,303 shares of restricted stock based on a January 24, 1994 stock price of $24.375 per share. 1992 includes $134,250 of restricted stock based on a February 16, 1993 stock price of $22.375 per share. 1991 represents $48,750 of restricted stock based on an April 1, 1992 stock price of $16.25. This stock has been earned under the Equity Share Bonus Plan, of which one-third vests annually beginning on award date. Stock prices are based on price as of date of grant. At December 31, 1993, Mr. Boone owned 5,776 shares of restricted stock having an aggregate market value of $142,956 (based on a 12/31/93 stock price of $24.750 per share.)

(3) Represents total options awarded under Key Employees Stock Plan for the performance period 1/1/90 through 12/31/92, with options fully exercisable two years after grant date, conditioned on continued employment.

(4) Represents total cash award earned under Key Employees Stock Plan for performance period 1/1/90 through 12/31/92, payable in full over three years, conditioned on continued employment.

(5)  Mr. Ayres was hired on October 9, 1991.

(6) 735 shares of restricted stock based on a February 16, 1993 stock price of $22.375. At December 31, 1993, Mr. Huff owned 735 shares of restricted stock having an aggregate market value of $18,191 (based on a 12/31/93 stock price of $24.75 per share.)

(7) 582 shares of restricted stock based on a February 16, 1993 stock price of $22.375. At December 31, 1993, Mr. Garrick owned 582 shares of restricted stock having an aggregate market value of $14,404 (based on a 12/31/93 stock price of $24.75 per share.)

(8) 438 shares of restricted stock based on a February 16, 1993 stock price of $22.375. At December 31, 1993, Mr. Garner owned 438 shares of restricted stock having an aggregate market value of $10,840 (based on a 12/31/93 stock price of $24.75 per share.)

XXX BEGIN PAGE 11 HERE XXX

(9) All other compensation is composed of the following. Life insurance is included as follows: $827 for Mr. Boone, $1,365 for Mr. Huff, $684 for Mr. Ayres, $618 for Mr. Garrick and $837 for Mr. Garner. Company 401(k) contributions are included as follows: $4,497 for Mr. Boone, $4,350 for Mr. Huff, $3,750 for Mr. Ayres, $3,750 for Mr. Garrick, and $3,900 for Mr.
Garner. Dividends on the following restricted stock earned but not yet vested or released are listed below:


(dividends paid)         1993      1992     1991

                        ($.72)    ($.60)   ($.45)
                        ------    ------   ------
James T. Boone          26,000    30,000   30,000  (Equity Share Bonus Plan)
                           776                     (Key Employees Stock Plan)
A. Jackson Huff, Jr.       490                     (Key Employees Stock Plan)
J. Daniel Garrick, III     388                     (Key Employees Stock Plan)
E. Jackson Garner          292                     (Key Employees Stock Plan)


                        SUNBURST BANK PENSION PLAN

      The following table shows the estimated annual benefits payable upon retirement to persons in specified compensation and years-of-service classifications. The table is based on the assumption that the employee is retiring January 1, 1994, and has earned the maximum coverage under social security for each year of employment.

XXX BEGIN TABLE HERE XXX

                              PENSION PLAN TABLE

                               Years of Service
- -------------------------------------------------------------
Remuneration     15        20        25       30         35
- ------------   ------    ------    ------   -------    -------
$  125,000     27,552    37,569    47,586    57,603     67,620
   150,000     33,426    45,568    57,710    69,852     81,995
   175,000     39,302    53,569    67,836    82,103     96,370
   200,000     45,177    61,569    77,961    94,353    110,745
   225,000     51,052    69,569    88,086   106,603    118,800
   250,000     53,599    73,038    92,476   111,915    118,800
   300,000     53,599    73,038    92,476   111,915    118,800
   400,000     53,599    73,038    92,476   111,915    118,800
   450,000     53,599    73,038    92,476   111,915    118,800
   500,000     53,599    73,038    92,476   111,915    118,800

      Retirement benefits are based upon a participant's average salary for the highest 60 consecutive months of the latest 120 months of service. The average salary is generally equal to the sum of the amounts shown under "Salary" and "Bonus" in the Summary Compensation Table for each executive. Benefits to married participants are generally paid as a qualified joint and survivor annuity, and for unmarried participants benefits are generally paid as an annuity for life. Benefits are not subject to any deduction for social security or other offset.
      The estimated credited years for the persons named in the Summary Compensation Table are as follows: 20 years for Mr. Boone; 6 years for Mr. Huff; 2 years for Mr. Ayres; 21 years for Mr. Garner; and 20 years for Mr. Garrick.


                          EXECUTIVE EMPLOYEE AGREEMENTS

     The Company entered into Executive Employment Agreements with the policy making officers of the Company as of January 7, 1992. In the event the executive's employment terminates after a change in control of the Company, the executive shall be entitled to severance pay and benefits. The severance pay shall be equal to two (2) times the average of the aggregate annual compensation paid to the executive during the twelve calendar months preceding the change in control of the Company. Benefits under employee welfare benefits, principally health care, shall continue for a period of twelve (12) months following the date of termination. Prior to a change in control, the term of employment may be terminated by the Company at the discretion of the Board of Directors.

XXX BEGIN PAGE 12 HERE XXX

                               INDEPENDENT AUDITORS

      KPMG Peat Marwick were the independent auditors for the Company for the year ended December 31, 1993, and will serve as the independent auditors for the Company for the year ended December 31, 1994. Representatives of the firm will be present at the annual meeting and have an opportunity to make statements if they so desire and are expected to be available to respond to appropriate questions.

                             PROPOSALS OF STOCKHOLDERS

      Any proposal of a shareholder to be presented for action at the annual meeting of stockholders to be held April 17, 1995 must be received at the Company's principal executive offices no later than November 21, 1994 if it is to be included in management's Proxy Statement. Proposals should be directed to the attention of James T. Boone, President and Chief Executive Officer.

                                   OTHER MATTERS

      Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed Proxy or their substitutes will vote in accordance with the recommendations of management on such matters unless authority is expressly withheld.



                          By order of the Board of Directors

                          /s/ James T. Boone
                          ---------------------------
                          James T. Boone
                          Chief Executive Officer



Dated March 18, 1994

XXX BEGIN PAGE 13 HERE XXX

                                       PROXY
                        GRENADA SUNBURST SYSTEM CORPORATION

                               GRENADA, MISSISSIPPI
                          ANNUAL MEETING OF STOCKHOLDERS
                                  APRIL 18, 1994

     The undersigned hereby appoint(s) Robert E. Kennington, II, J. M. Robertson, Jr. and John T. Keeton, Jr., or any one of them the true and lawful attorneys in fact for the undersigned, with full power of substitution to vote as Proxies for the undersigned at the annual meeting of Stockholders of Grenada Sunburst System Corporation to be held at the Corporate Administration Building, 2000 Gateway, Grenada, Mississippi, at 1:00 p.m., Central Standard Time, on April 18, 1994, and at any and all adjournments thereof, the number of shares which the undersigned will be entitled to vote if then personally present, for the following purposes:

1. Election of J. Russell Flowers, John T. Keeton, Jr. and Robert E. Kennington, II as members of the Board of Directors of the Grenada Sunburst System Corporation.
      Approve_________  Disapprove_________  Withhold Authority____________

You may withhold authority to vote for any of the below listed nominees by lining through or striking out the name of any such nominee:
     J. Russell Flowers, John T. Keeton, Jr. and Robert E. Kennington, II

If you do not indicate above that you withhold authority to vote for any nominee, you shall be deemed to have granted such authority.

            (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

2.  Such other matters as may properly be brought before the meeting or any adjournment(s) thereof.
	     Approve__________ Disapprove__________ Withhold Authority_____________

     This Proxy, which is solicited on behalf of the Board of Directors of the Grenada Sunburst System Corporation, will be voted for the above proposals, unless a contrary direction is indicated, in which case it will be voted as directed.

NOTE: Please date Proxy and sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If signer is corporation, please sign full corporate name by authorized officer.

                                         ___________________________________
	                                        Signature

																																									___________________________________
                                         Date

																																									___________________________________
						                                   Signature if held jointly

                                         ___________________________________
                                         Date

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.